UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2025
Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue, Suite 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

Item 1.01.	Entry into a Material Definitive Agreement

October 2025 PIPE Transaction

Entry into Securities Purchase Agreements

On October 22, 2025, Super League Enterprise, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), relating to the Company’s offering (the “Offering”) of (a) 1,675,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), at a price per Share equal to $1.00 and (b) Pre-Funded Warrants (“Pre-Funded Warrants”) to purchase 13,575,000 shares of Common Stock (the “Pre-Funded Warrants”) at a price per Pre-Funded Warrant equal to same price as that for Shares minus $0.00001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.00001 per share, for gross proceeds to the Company of approximately $15,250,000, before deducting offering costs and expenses. For each one Share or Pre-Funded Warrant purchased in the Offering, each Purchaser also received Common Stock Purchase Warrants (“Warrants”), to purchase one share of Common Stock (“Warrant Shares”), with an exercise price of $1.00 (the “Exercise Price”). The shares of Common Stock, Pre-Funded Warrants and Warrants sold in the Offering are sometimes hereafter referred to as, the “Securities.” The Company intends to use the proceeds from the Offering for repayment of existing indebtedness, implementation of a new corporate strategy, general corporate purposes and working capital.

Under the Pre-Funded Warrants, a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to the Company. In addition, in certain circumstances, upon a fundamental transaction, a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to the fundamental transaction.

The Purchase Agreement contains representations and warranties of the Company and the Purchaser and customary covenants which are typical for transactions of this type. In addition, the Purchase Agreement contains customary conditions precedent to the Purchaser’s obligation to purchase the Securities, and representations and warranties of the Company and the Purchasers customary for transactions of this type. The Purchase Agreement obligates the Company to indemnify the Investors and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by the Company, (ii) any breach of any obligation of the Company, and (iii) certain claims by third parties. The Purchase Agreements contain representations and warranties that the parties made to, and solely for the benefit of, the other signatories to the Purchase Agreements in the context of all of the terms and conditions thereof and in the context of the specific relationship between the parties to the Purchase Agreements. The provisions of such Purchase Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the party signatories thereto and are not intended for investors and the public to obtain factual information about the current state of affairs of the parties to such Purchase Agreements. Rather, investors and the public should refer to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The Company and the Purchasers also executed a registration rights agreement (the “PIPE RRA”), pursuant to which the Company agreed to file a registration statement covering the resale of the Shares, the shares of Common Stock underlying the Pre-Funded Warrants (the “PFW Shares”), and the Warrant Shares within thirty (30) days following the date of the issuance of the Securities, and to cause the PIPE RRA to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), no later than 90 days after the date on which the Purchase Agreements were entered.

The Securities were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are purchasing the securities for investment and not for resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Issuance of the Warrants

The Warrants will entitle the holders to purchase that number of shares of Common Stock equal to the number of shares of Common Stock (or Pre-Funded Warrants) purchased in the Offering. The Warrants are exercisable immediately upon issuance, expire five years from the date of issuance, and have an initial exercise price of $1.00 (the “Initial Exercise Price”), subject to adjustment in the event of any Warrant Dilutive Issuance (as defined below), or any stock splits, stock dividends, recapitalizations, and similar events (the Initial Exercise Price as adjusted from time to time pursuant to the terms of the Warrant is referred to as, the “Exercise Price”).

The anti-dilution adjustments to the Exercise Price for which we are requesting stockholder approval set forth that if the Company sells any shares of Common Stock or any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, for effective consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Warrant Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the announcement) of such Warrant Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the higher of (i) the New Issuance Price or (ii) the Warrant Floor Price (as defined below), provided, however, that no Exempt Issuance (as defined in the Warrants) shall be considered a Warrant Dilutive Issuance. The “Warrant Floor Price” means $0.57, such amount representing 20% of the Nasdaq Minimum Price of $2.85 on the date the Purchase Agreements were executed (the “PIPE Purchase Date”) (which price shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction).

The Warrants also contain a call feature, whereby, after the Company has registered the Warrant Shares on an effective registration statement filed with the SEC, the Company has the option, but not the obligation, and in the Company’s sole and absolute discretion, to purchase the Warrant from the Holder at a price of $0.001 per share of Common Stock underlying the Warrant (the “Call Option”), in the event the closing price of the Company’s Common Stock, as listed on the Nasdaq Capital Market, is at or above $3.00 per share for 20 consecutive trading days (the “Call Trigger”). The Company’s right to exercise the Call Option will begin on the day immediately following the Call Trigger until the day that is thirty (30) calendar days thereafter, by way of delivery of a notice to exercise the Call Option to the holders of the Warrants.

Placement Agency Agreement

On October 22, 2025, the Company and Aegis Capital Corp. (“Aegis”), entered into a Placement Agency Agreement (the “Placement Agreement”), pursuant to which Aegis acted as our exclusive placement agent in connection with the Offering. Pursuant to the Placement Agreement, the placement commission will be (I) (a) 2.0% for investments made by the Lead Investor (as defined in the Placement Agreement), and (b) 9.0% for all Securities placed by Aegis, excluding Lead Investor; (II) if investments placed by Aegis equal $5 million or more, the Company will pay Aegis an additional fee of $125,000; (III) Aegis will also receive a fee of 9.0% of the proceeds from the cash exercise of any warrants purchased by investors, excluding Lead Investor, in each case payable on exercise (no fees will be payable on the exercise of warrants by Lead Investor); and (IV) as additional compensation for Aegis’s services, the Company shall issue to Aegis or its designees at the consummation of the Offering, warrants (the “Placement Agent Warrants”) to purchase that number of shares of Common Stock equal to 5.0% of the aggregate number of Shares and Pre-Funded Warrants sold in the Placement other than to the Lead Investor. The Placement Agent Warrants will be exercisable at any time beginning and from time to time, in whole or in part, during the five (5) years commencing on the commencement of sales in the Placement, at a price per share equal to 100.0% of the offering price per share of the Securities sold in the Placement (or such exercise price as any investor warrants issued in the Placement) and such Placement Agent Warrants shall be exercisable on a cash basis or cashless basis.

Belleau Wood Exchange Agreement

Effective October 22, 2025, the Company and Belleau Wood Capital, LP (“Belleau”) entered into an Exchange Agreement (the “Belleau Exchange Agreement”), pursuant to which the Company and Belleau agreed (a) to convert the remaining principal amount of $1.0 million due under that certain Unsecured Promissory Note, dated March 28, 2025, issued by the Company to Belleau, into 1.0 million shares of Common Stock, valued at $1.00 per share, simultaneous with the close of the Offering (the “Note Exchange Consideration”), and (c) issue Belleau a common stock purchase warrant to purchase the sum of 125,000 shares of Common Stock, in form similar to the Warrants (the “Belleau Warrants”), except the warrants will be exercisable for a period of two (2) years.

The Belleau Exchange Agreement contains representations and warranties of the Company and Belleau which are typical for transactions of this type. In addition, the Belleau Exchange Agreement contains customary covenants on the Company’s part that are typical for transactions of this type, as well as customary pre-closing conditions.

The shares of Common Stock issued as Note Exchange Consideration and the Belleau Warrants were issued pursuant to the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are purchasing the securities for investment and not for resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Yield Point Exchange Agreement

Effective October 22, 2025, the Company and Yield Point NY, LLC (“Yield Point”) entered into an Exchange Agreement (the “YP Exchange Agreement”), pursuant to which the Company and Yield Point would, on a date no earlier than ten (10) business days after the effectiveness of the YP Exchange Agreement, exchange up to 100% of unconverted and unpaid principal and interest under that certain Convertible Promissory Note, issued to Yield Point by the Company on July 10, 2025 (the “Yield Point Note”), for: (i) that number of shares of the Company’s Series C Senior Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred”); (ii) Common Stock Purchase Warrants to purchase 2,000,000 shares of Common Stock, on terms substantially similar to the Warrants, including the warrant exercise price adjustments pursuant to a Warrant Dilutive Issuance, at an initial exercise price of $1.00 per share such exercise price to be subject to adjustment (the “YP Exchange Warrant”); and (iii) the cancellation of any remaining portion of that certain Common Stock Purchase Warrant to purchase 659,968 shares of Common Stock, issued in connection with the sale of the Yield Point Note to Yield Point.

The YP Exchange Agreement contains representations and warranties of the Company and YP which are typical for transactions of this type. In addition, the proposed Note Exchange Agreement contains customary covenants on the Company’s part that are typical for transactions of this type, as well as customary pre-closing conditions.

In connection with the YP Exchange Agreement, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series C Senior Convertible Preferred Stock of Super League Enterprise, Inc. (the “Series C Certificate”) with the Delaware Secretary of State, designating 4,700 of the 10.0 million authorized shares of the Company’s preferred stock, par value $0.001 per share, as Series C Preferred.

The shares of Series C Preferred issued in exchange for the unconverted portion of principal and interest due under the Yield Point Note, and the YP Exchange Warrant were issued pursuant to the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are purchasing the securities for investment and not for resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Issuance of Common Stock Purchase Warrants

On October 20, 2025, the Company issued certain Common Stock Purchase Warrants to purchase an aggregate of 2,333,057 shares of Common Stock (the “Series B Warrants”) to the holders of shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Holders”). Each Series B Warrant has a proposed exercise price per share equal to $1.00 (the “Series B Exercise Price”). The Series B Warrants will be available for exercise only upon the first trading day following the one year anniversary of the Company’s issuance of the Series B Warrants, unless prior written approval is received from the Company during such one-year period, as may be required by the applicable rules and regulations of the Nasdaq Capital Market (the “Warrant Stockholder Approval” and the first trading day following the one year anniversary of the Company’s receipt of Warrant Stockholder Approval being, the “Initial Exercise Date”).

Each Series B Warrant offered will become exercisable beginning on the Initial Exercise Date at the Series B Exercise Price, and will expire on the date that is one year from the Initial Exercise Date, subject to the right to exercise during such one-year period with the prior written approval of the Company; provided that holders of the Series B Warrants will have the right to exercise their Series B Warrants during the time beginning on date the Company receives the Warrant Stockholder Approval and the Initial Exercise Date in the event of a Change of Control or other Fundamental Change (each as defined in the Series B Warrant).

The Series B Warrants were issued pursuant to the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are purchasing the securities for investment and not for resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02.   Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Filing of Third Amended and Restated Certificate of Designation

On October 20, 2025, the Company filed the Third Amended and Restated Certificate of Incorporation of Super League Enterprise, Inc. (the “Amended Certificate”).  The Amended Certificate amends the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Prior Charter”) to: (i) increase the number of authorized shares of Common Stock from 400,000,000 to 750,000,000; and (ii) to allow the vote of the holders of our preferred stock to amend their respective preferred stock certificates of designations, without requiring the approval of the holders of all voting securities of the Company. The Amended Charter was also restated to include all amendments to the Prior Charter made pursuant to Certificates of Amendment after the filing of the Prior Charter.

Filing of Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred

The Amended Certificate authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and further authorizes the Board of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the Preferred Stock.

On October 22, 2025, the Company filed the Series C Certificate (as defined above), designating 4,700 shares of Series C Preferred (as defined above) in connection with the YP Exchange Agrement (as defined above).  Pursuant to the Series C Certificate, the Series C Preferred, among other terms: (i) ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, senior to all classes of Common Stock and each other class or series of equity security of the Company which is not expressly senior or on parity with the Series C Preferred; (ii) the Series C Preferred shall remain outstanding until the Series C Preferred is converted into Common Stock either optionally by the holder or automatically pursuant to its terms described below, and will automatically be converted into Common Stock on the eighteen-month anniversary of effectiveness of the registration statement relating to the shares of Common Stock issuable upon conversion of the Series C Preferred; (iii) the shares of Series C Preferred when converted, subject to certain beneficial ownership limitations, into shares of the Company’s Common Stock, will have a conversion price of $1.00; and (iv) subject to certain limitations summarized below and as more specifically set forth in the Series C Certificate, the holders of Series C Preferred are entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class, on an as-converted basis, with a number of votes per share equal to (a) the stated value of $1,000.00, divided by (b) the conversion price of $1.00 (as adjusted for any stock dividends, splits, combinations or other similar events on the Common Stock); and (v) the Conversion Price.

Furthermore, the Series C Certificate includes a beneficial ownership limitation such that a holder thereof does not have the right to convert any portion of the Series C Preferred if such holder (together with its affiliates or any other persons acting together as a group with such holder) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon conversion of such Series C Preferred, or, upon 61 days’ prior written notice to the Company, 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon conversion of such shares of Series C Preferred.

The foregoing descriptions of the Amended Certificate and the Series C Certificate are qualified in their entirety by reference to the full text of each document, copies of which are filed as Exhibit 3.1, and Exhibit 3.2, respectively, to this Current Report on Form 8-K

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 20, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below:

Proposal No. 1: Election of the two Class II Directors

	For	Withheld
Jeff Gehl	2,370,760	55,988
Matt Edelman	2,364,986	61,762

The Company’s Directors are elected by a plurality of the votes cast. The Company’s Directors are classified into three classes, with staggered three-year terms. Stockholders elected Jeff Gehl and Matt Edelman to serve as Class II Directors on the Company’s Board of Directors until the end of their respective terms.

Proposal No. 2 – Approval of the issuance of shares of our common stock, par value $0.001 per share (“Common Stock”) and shares of Common Stock underlying certain Pre-Funded Warrants pursuant to an equity purchase agreement;

	For	Against	Abstain
Votes	2,348,186	36,217	42,345

The vote required to approve Proposal No. 2 was the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, Accordingly, the Company’s stockholders approved this Proposal No. 2.

Proposal No. 3 – Approval of the issuance of shares of Common Stock to a certain accredited investor upon conversion of a certain Senior Secured Convertible Note and the exercise of warrants to purchase Common Stock pursuant to the terms of a Securities Purchase Agreement

	For	Against	Abstain
Votes	2,355,110	28,693	42,945

The vote required to approve Proposal No. 3 was the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, Accordingly, the Company’s stockholders approved this Proposal No. 3.

Proposal No. 4 – Approval of the issuance of Common Stock and warrants pursuant to the terms of a Securities Purchase Agreement and placement agent warrants

	For	Against	Abstain
Votes	2,338,778	45,548	42,422

The vote required to approve Proposal No. 4 was the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, Accordingly, the Company’s stockholders approved this Proposal No. 4.

Proposal No. 5 – Approval of the issuance of shares of Common Stock upon conversion of the Company’s Series C Convertible Preferred Stock and the issuance of warrants pursuant to an Exchange Agreement

	For	Against	Abstain
Votes	2,338,769	45,581	42,398

The vote required to approve Proposal No. 5 was the affirmative vote of a majority of the votes cast at the Annual Meeting, if and only if Proposal No. 4 is approved. Accordingly, and following approval of Proposal No. 4, the Company’s stockholders approved this Proposal No. 5.

Proposal No. 6 – Approval of the exercise of certain warrants to be issued to the holders of the Company’s Series B Convertible Preferred Stock, the issuance of shares of Common Stock underlying such Series B Warrants, and the issuance of financial advisory warrants

	For	Against	Abstain
Votes	2,339,041	44,907	42,800

The vote required to approve Proposal No. 6 was the affirmative vote of a majority of the votes cast at the Annual Meeting, if and only if Proposal No. 4 and Proposal No. 5 are approved. Accordingly, and following approval of Proposal No. 4 and Proposal No. 5, the Company’s stockholders approved this Proposal No. 6.

Proposal No. 7 – Approval of the Third Amended and Restated Certificate of Incorporation of Super League Enterprise, Inc.

	For	Against	Abstain
Votes	2,390,546	35,255	947

The vote required to approve Proposal No. 7 was the affirmative vote of a majority of our outstanding voting securities on an as-converted basis. Accordingly, the Company’s stockholders approved this Proposal No. 7.

Proposal No. 8 – Approval of the amendment to our 2025 Omnibus Equity Incentive Plan

	For	Against	Abstain
Votes	2,312,151	72,336	42,261

The vote required to approve Proposal No. 8 was the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, the Company’s stockholders approved this Proposal No. 8.

Proposal No. 9 – Ratification of the Appointment of Withum Smith + Brown, PC as the Company’s Independent Auditors for the Fiscal Year Ending December 31, 2025

	For	Against	Abstain
Votes	2,408,542	10,374	7,832

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, stockholders ratified the appointment of Haynie & Company as the Company’s registered public accounting firm auditors for the fiscal year ending June 30, 2025.

Proposal No. 10 – Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting

	For	Against	Abstain
Votes	2,357,733	20,778	48,237

The vote required to approve Proposal No. 10 was the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, Accordingly, the Company’s stockholders approved this Proposal No. 10.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of Super League Enterprise, Inc.
3.2	Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock
4.1	Form of October 2025 Pre-Funded Warrant to Purchase Common Stock
4.2	Form of October 2025 Common Stock Purchase Warrant
4.3	Form of Series B Common Stock Purchase Warrant
10.1	Form of October 2025 Securities Purchase Agreement
10.2	Form of October 2025 Registration Rights Agreement
10.3	Exchange Agreement, dated October 22, 2025, by and between Super League Enterprise, Inc., and Yield Point NY, LLC
10.4	Exchange Agreement, effective October 22, 2025, by and between Super League Enterprise and Belleau Wood Capital, LP
10.5	Placement Agency Agreement, dated October 22, 2025, by and between Super League Enterprise and Aegis Capital Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: October 22, 2025	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer